UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2014

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 22, 2014, TetraLogic Pharmaceuticals Corporation (the “Company”) entered into a new executive employment agreement (the “Employment Agreement”) with Richard L. Sherman, the Company’s Senior Vice President, Strategic Transactions, General Counsel and Secretary.  Under the terms of the Employment Agreement, Mr. Sherman’s offer letter, dated November 13, 2012, with the Company terminated as of April 22, 2014.

The terms of Mr. Sherman’s employment are set forth in the Employment Agreement.  The term of the Employment Agreement commenced on April 22, 2014 and continues until terminated (i) for permanent disability, (ii) death, (iii) for cause (as defined in the Employment Agreement), (iv) by the Company without cause (as defined in the Employment Agreement) following 90 days prior written notice to Mr. Sherman, (v) at Mr. Sherman’s option following 60 days prior written notice to the Board of Directors of the Company (the “Board”) or (vi) by Mr. Sherman for good reason (as defined in the Employment Agreement) following 90 days prior written notice to the Board.

Mr. Sherman receives a base salary of $365,000 per year, subject to increases at the option and in the sole discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”) based on Mr. Sherman’s performance.  Mr. Sherman received a $100,000 bonus on April 22, 2014, which is inclusive of his 2013 performance bonus.  Mr. Sherman is eligible for an annual performance bonus of up to 40% of his base salary, which is determined by the Board or the Compensation Committee.

On April 22, 2014, Mr. Sherman received a non-qualified stock option to purchase 100,000 shares of the Company’s common stock at an exercise price of $6.65, which, subject to Mr. Sherman’s continued employment, will vest in equal monthly installments over a period of 4 years commencing May 22, 2014.  All of the options will become immediately vested and exercisable upon the occurrence of any of the following: (i) a Change in Control (as defined in the Employment Agreement), (ii) Mr. Sherman’s death or permanent disability (as defined in the Employment Agreement), (iii) a termination by the Company without cause (as defined in the Employment Agreement) or (iv) a resignation by Mr. Sherman for good reason (as defined in the Employment Agreement).

Upon a termination of Mr. Sherman’s employment by us without cause or a resignation by Mr. Sherman for good reason, Mr. Sherman is eligible to receive continuation of 1.4 times his monthly base salary for 12 months, subject to his execution and delivery of a general release of claims.

Mr. Sherman is entitled to participate in all of the Company’s group employee benefit plans, subject to the terms and conditions of such plans.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2014	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Pete A. Meyers
Name: Pete A. Meyers
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement, dated April 22, 2014, by and between Richard Sherman and TetraLogic Pharmaceuticals Corporation